UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report:

August 5, 2005

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On August 1, 2005, Mattel, Inc. (“Mattel”) made grants of non-qualified stock options (“NQSOs”) under the Mattel, Inc. 2005 Equity Compensation Plan (the “2005 Plan”) to Mattel’s named executive officers and to other employees of Mattel and its subsidiaries.

The standard form of grant agreement that was generally used to make grants of NQSOs to Mattel’s employees is filed herewith as Exhibit 99.1. Mattel’s named executive officers have employment agreements with provisions that govern the terms of stock option grants to such officers. For such officers, Mattel has adopted forms of grant agreements for NQSOs pursuant to the 2005 Plan with terms that reflect the provisions in the employment agreements; such forms are filed herewith as Exhibits 99.2 through 99.6.

The above description of forms of grant agreements is qualified in its entirety by reference to Exhibits 99.1 through 99.6 filed herewith.

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Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired: None

(b) Pro forma financial information: None

(c) Exhibits:

Exhibit No.	Exhibit Description
99.1*	Form of Grant Agreement for grants to employees of NQSOs under the 2005 Plan

99.2*	Form of Grant Agreement for grants to Robert A. Eckert of NQSOs under the 2005 Plan

99.3*	Form of Grant Agreement for grants to Matthew C. Bousquette of NQSOs under the 2005 Plan

99.4*	Form of Grant Agreement for grants to Thomas A. Debrowski of NQSOs under the 2005 Plan

99.5*	Form of Grant Agreement for grants to Kevin M. Farr of NQSOs under the 2005 Plan

99.6*	Form of Grant Agreement for grants to Neil B. Friedman of NQSOs under the 2005 Plan

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC. Registrant

By:	/s/ ROBERT NORMILE
Robert Normile Senior Vice President, General Counsel and Secretary

Dated: August 5, 2005

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